UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): October 3, 2011


                           DOMARK INTERNATIONAL, INC.
               (Exact name of registrant as specified in charter)


        Nevada                        333-136247                  20-4647578
(State of incorporation)             (Commission                (IRS Employer
                                     File Number)            Identification No.)

                           254 S. Ronald Reagan Blvd,
                                    Suite 134
                             Longwood, Florida 32750
               (Address of principal executive offices / Zip Code)

                                 (877) 700-7369
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 28, 2011, DoMark International, Inc. (the "Company" or "DoMark") entered into a letter agreement with Robert M. Greenway (the "Greenway Agreement"), who will serve as an independent director of DoMark, which sets forth certain understandings and arrangements with respect to the relationship of Mr. Greenway with the Company. Also on September 28, 2011, DoMark entered into a letter agreement with Paul Mangiamele (the "Mangiamele Agreement"; the Greenway Agreement and the Mangiamele Agreement collectively referred to as the "Agreements"), who will serve as an independent director of DoMark, which sets forth certain understandings and arrangements with respect to the relationship of Mr. Mangiamele with the Company.

The material terms of the Agreements are summarized in Item 5.02 to this Form
8-K.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 28, 2011, and in accordance with Article III of the Company's Bylaws, the Board of Directors of DoMark appointed Robert M. Greenway and Paul Mangiamele as directors of the Company, thereby increasing the size of its Board of Directors from one to three members. Neither Mr. Greenway nor Mr. Mangiamele has been appointed to any Company committee.

Mr. Greenway previously has served in various managerial and executive positions in sports television, including Manager of Program Planning and Sports Production of ABC Sports, Director of Program Administration of ESPN, Vice President of Sports Programming of HBO and Executive Vice President of Programming, Production and Operations of the Golf Channel. Mr. Greenway is a North Carolina native who received his Bachelor's and law degrees from the University of North Carolina.

Mr. Mangiamele currently serves as the President and Chief Executive Officer of Bennigan's Franchising Co. Mr. Mangiamele previously has served in various executive positions, including Chairman, Chief Executive Officer and President of Aegis Investment Management, President and Chief Executive Officer of Salsarita's Fresh Cantina, Chief Development Officer at Value Place and Executive Vice President and Chief Operating Officer of Sport Clips, Inc. Mr. Mangiamele graduated magna cum laude from The College of New Jersey with a Bachelor's degree in Health and Physical Education and summa cum laude from Springfield College with a Master's degree in Education, Business Management/Hospitality/Resort.

There are no arrangements or understandings between Mr. Greenway and any other persons pursuant to which Mr. Greenway was appointed a director of the Company. There are no transactions in which Mr. Greenway has an interest requiring disclosure under Item 404(a) of Regulation S-K.

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
There are no arrangements or understandings between Mr. Mangiamele and any other persons pursuant to which Mr. Mangiamele was appointed a director of the Company. There are no transactions in which Mr. Mangiamele has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Greenway will receive compensation for his service on the Board of Directors in accordance with the terms of Greenway Agreement. During the initial term of the Greenway Agreement, October 1, 2011 through October 15, 2012, Mr. Greenway will receive an annual salary of $25,000 payable quarterly beginning on January 31, 2012, 100,000 restricted shares of common stock of the Company and reimbursement of certain expenses for attendance at the Company's annual meeting of the Board of Directors. Mr. Greenway also may receive stock options in the Company pursuant to a future agreement by the parties.

Mr. Mangiamele also will receive compensation for his service on the Board of Directors during the initial term of the Mangiamele Agreement, October 1, 2011 through October 15, 2012, in accordance with the terms of Mangiamele Agreement. The material terms of the Mangiamele Agreement are the same as those described above in connection with the Greenway Agreement.

A copy of the Greenway Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the material terms of the Greenway Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the Mangiamele Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the material terms of the Mangiamele Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit
Number                             Description
------                             -----------

10.1 Letter Agreement between DoMark International, Inc. and Robert M. Greenway dated September 28, 2011

10.2 Letter Agreement between DoMark International, Inc. and Paul Mangiamele dated September 28, 2011

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2011                DoMark International, Inc.


                                     By: /s/ R. Thomas Kidd
                                         ---------------------------------------
                                         R. Thomas Kidd, Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit
Number                             Description
------                             -----------

10.1 Letter Agreement between DoMark International, Inc. and Robert M. Greenway dated September 28, 2011

10.2 Letter Agreement between DoMark International, Inc. and Paul Mangiamele dated September 28, 2011